EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-83551, 333-99979 and 333-104165) and Form
S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-53542, 33-64323, 333-38166 and
333-39584) of Unit Corporation, of our report dated March 15, 2003 relating to the financial statements of PetroCorp Incorporated as of December 31, 2002, and 2001 and for each of the three years in the period ended December 31, 2002, which appears in Unit Corporation's Current Report on Form 8-K/A dated March 3, 2004.



PricewaterhouseCoopers LLP


Tulsa, Oklahoma
March 3, 2004